UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 29, 2015, the board of directors (the “Board”) of Kindred Healthcare, Inc. (the “Company”) appointed Dr. Sharad Mansukani as a director of the Company. Dr. Mansukani will serve on the Company’s Audit Committee and Quality of Care and Patient Outcomes Committee.

Dr. Mansukani serves as a Senior Advisor to TPG (formerly Texas Pacific Group), a global private equity investment firm with a capital portfolio of over $74 billion, and as Strategic Advisor to the Board of Directors of Cigna Corp. (NYSE:CI). He previously served as Vice Chairman of the Board of Directors of HealthSpring, Inc. (NYSE:HS) prior to it being acquired by Cigna. In addition, Dr. Mansukani currently serves on the Board of Directors of IASIS Healthcare, an operator of acute care hospitals, Surgical Care Affiliates (NASDAQ:SCAI), the largest ambulatory surgery center business in the United States, and IMS Health Holdings, Inc. (NYSE:IMS), a leading provider of market intelligence to the pharmaceutical and healthcare industries.

Dr. Mansukani will participate in the Company’s 2012 Equity Plan for Non-Employee Directors, Amended and Restated (the “Plan”). On October 29, 2015, Dr. Mansukani received a grant under the Plan of 11,304 shares of the Company’s common stock, which will vest in full on October 29, 2016. A copy of the Plan is filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A dated April 6, 2015 (Comm. File No. 001-14057). In addition, Dr. Mansukani will receive compensation for his services on the Board consistent with the Company’s customary compensation practices for all non-employee members of the Board.

The Company has entered into an indemnification agreement with Dr. Mansukani in connection with his appointment to the Board in a form substantially similar to the form of Indemnification Agreement that is filed as Exhibit 10.5 to the Company’s Form 10-K for the year ended December 31, 2014 (Comm. File No. 001-14057).

A copy of the press release issued by the Company related to the appointment of Dr. Mansukani to the Board is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 29, 2015, the Board amended and restated the Bylaws of the Company (the “Amended and Restated Bylaws”) to provide shareholders with access to the Company’s proxy materials. The new Section 1.12 of the Amended and Restated Bylaws permits a single shareholder or groups of up to 20 shareholders (or, if the Company’s market capitalization exceeds $2.5 billion, then up to 25 shareholders) who have owned 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board (or, if greater, two directors) so long as the shareholder(s) and nominee(s) satisfy the requirements set forth therein.

The foregoing description of the amendments to the Bylaws is necessarily incomplete and is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on October 29, 2015, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Company.

Exhibit 99.1	Press release dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 30, 2015	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich, Co-General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of the Company.

99.1	Press release dated October 29, 2015.